Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Wynn Resorts, Limited (the “Company”) for the quarter ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matt Maddox, as Chief Executive Officer of the Company, and Craig S. Billings, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matt Maddox
Name:	Matt Maddox
Title:	Director, Chief Executive Officer
(Principal Executive Officer)
Date:	August 8, 2019

/s/ Craig S. Billings
Name:	Craig S. Billings
Title:	President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
Date:	August 8, 2019
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wynn Resorts, Limited and will be retained by Wynn Resorts, Limited and furnished to the Securities and Exchange Commission or its staff upon request.